Exhibit 23.2

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Consent of Independent Auditors

Special Diversified Opportunities Inc.

Wilmington, Delaware

We hereby consent to the inclusion in this Current Report on Form 8-K of our report dated April 3, 2017, relating to the consolidated financial statements of Interboro Holdings, Inc., that is included in the Registration Statement on Form S-4 of Standard Diversified Opportunities Inc. (Commission File No. 333-215802), which is incorporated by reference in this Current Report on Form 8-K, and to the incorporation of such report into the Registration Statement on Form S-8 (No. 333-189604) of Standard Diversified Opportunities, Inc.

/s/ BDO USA, LLP

New York, New York

June 5, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.